   As filed with the Securities and Exchange Commission on October 4, 2000
                                                Registration No. 333-45510
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                             AMENDMENT NO. 2

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------

                           CORINTHIAN COLLEGES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                 -----------

               Delaware                              33-0717312
    (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                       6 Hutton Centre Drive, Suite 400
                       Santa Ana, California 92707-5764
                                (714) 427-3000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                 -----------

                                David G. Moore
                     President and Chief Executive Officer
                           Corinthian Colleges, Inc.
                       6 Hutton Centre Drive, Suite 400
                       Santa Ana, California 92707-5764
                                (714) 427-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 -----------

                                  Copies to:

            David A. Krinsky                          Jonathan K. Layne
          O'Melveny & Myers LLP                   Gibson, Dunn & Crutcher LLP
  610 Newport Center Drive, Suite 1700        333 South Grand Avenue, 49th Floor
        Newport Beach, California 92660         Los Angeles, California 90071
             (949) 760-9600                             (213) 229-7000
           Fax (949) 823-6994                         Fax (213) 229-6141

                                 -----------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
   If the only securities being registered on this form being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. [_]

                                 -----------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
===============================================================================

                             EXPLANATORY NOTE

   The purpose of this Amendment No. 2 is to file the Exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee, and the Nasdaq National Market additional listing fee.

   SEC registration fee............................................... $ 49,639
   NASD filing fee....................................................   19,475
   Nasdaq National Market listing fee.................................    4,000
   Printing and engraving.............................................  113,000
   Legal fees and expenses............................................  225,000
   Accounting fees and expenses.......................................   50,000
   Blue sky fees and expenses.........................................    7,000
   Transfer agent fees................................................    5,000
   Miscellaneous......................................................  156,886
                                                                       --------
     Total............................................................ $630,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

   We have adopted provisions in our Restated Certificate of Incorporation that limit the liability of our directors in certain instances. As permitted by the Delaware General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. See Item 17 of this registration statement regarding the opinion of the Securities and Exchange Commission as to indemnification of liabilities arising under the Securities Act. Such limitation does not affect liability (i) for any breach of a director's duty of loyalty to us or our stockholders, (ii) with respect to any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers. No claim or litigation is currently pending against our directors that would be affected by the limitation of liability.

   Our Restated Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and may indemnify our officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

   Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to this registration statement for certain provisions regarding the indemnification of officers and directors by the several underwriters.

Item 16. Exhibits

(a) Exhibits

 Exhibit                                                           Incorporation
 Number                   Description of Exhibit                     Reference
 -------                  ----------------------                   -------------
  1.1    Form of Underwriting Agreement

  3.3 +  Restated Certificate of Incorporation..................        (b)

  3.4 +  Bylaws of the Company incorporated by reference to
         Exhibit 3.3 of the Company's Registration Statement on
         Form S-1 (Registration No. 33-59505) as filed with the
         Securities and Exchange Commission on July 21, 1998

  4.9 +  Specimen Common Stock Certificate of the Company.......        (b)

  5.1    Opinion of O'Melveny & Myers LLP

 10.12+  Amended and Restated Registration Agreement dated
         October 17, 1996, by and between the Company, Primus
         Capital Fund III Limited Partnership, The Prudential
         Insurance Company of America, BancOne Capital Partners
         II, LLC, BancOne Capital Partners II, Limited
         Partnership, David G. Moore, Paul St. Pierre, Frank J.
         McCord, Dennis L. Devereux and Lloyd W. Holland........        (a)

 10.13+  First Amendment to the Amended and Restated
         Registration Agreement dated as of November 24, 1997,
         by and between the Company, Primus Capital Fund III
         Limited Partnership, BOCP II Limited Liability Company,
         BancOne Capital Partners II, LLC, David G. Moore, Paul
         St. Pierre, Frank J. McCord, Dennis L. Devereux, Lloyd
         W. Holland and The Prudential Insurance Company of
         America................................................        (a)

 10.14+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Dennis L. Devereux.....................................        (c)

 10.15+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Lloyd W. Holland.......................................        (c)

 10.16+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Frank J. McCord........................................        (c)

 10.17+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         David G. Moore.........................................        (c)

 10.18+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Paul St. Pierre........................................        (c)

 10.35+  Rights Agreement dated October 17, 1996, between the
         Company, Corinthian Schools, Inc., Primus Capital Fund
         III Limited Partnership, BOCP II, Limited Liability
         Company, BancOne Capital Partners II, Limited
         Partnership and David G. Moore, Paul St. Pierre, Frank
         J. McCord, Dennis L. Devereux and Lloyd W. Holland.....        (a)

 10.36+  Amendment to the Rights Agreement, dated November 24,
         1997, by and between the Company, Primus Capital Fund
         III Limited Partnership, BOCP II Limited Liability
         Company, BancOne Capital Partners II, LLC, David G.
         Moore, Paul St. Pierre, Frank J. McCord, Dennis L.
         Devereux and Lloyd W. Holland..........................        (a)

 10.52+  1998 Performance Award Plan of the Company.............        (a)

 10.53+  Agreement Regarding Registration Rights and Amendment
         to Warrant dated as of January 7, 1999, by and among
         the Company, Primus Capital Fund III Limited
         Partnership, BancOne Capital Partners II, LLC and BOCP
         II, Limited Liability Company, The Prudential Insurance
         Company of America, David G. Moore, Paul St. Pierre,
         Frank J. McCord, Dennis L. Devereux and Lloyd W.
         Holland................................................        (c)

 Exhibit                                                          Incorporation
 Number                  Description of Exhibit                     Reference
 -------                 ----------------------                   -------------
 10.54+  Amended and Restated Loan Agreement, dated February 1,
         2000 by and between Union Bank of California, N.A. and
         the Company...........................................        (g)

 10.55+  Promissory Note dated August 31, 1999, by David G.
         Moore in favor of the Company.........................        (e)

 10.56+  Pledge Agreement dated August 31, 1999, by and between
         David G. Moore and the Company........................        (e)

 10.57+  Asset Purchase Agreement, dated as of September 4,
         2000, by and among Corinthian Schools, Inc., Educorp,
         Inc. and Dr. Rashed B. Elyas and Ken Boyle............        (h)

 10.58+  Asset Purchase Agreement, dated as of September 10,
         2000 by and among Corinthian Schools, Inc., Computer
         Training Academy, Inc., and Sam Shirazi, Bahman Imani,
         Marilyn Emel, Mohammed Tahmasebi and Petes Tsuda......        (i)

 21.1 +  List of Subsidiaries..................................        (f)

 23.1    Consent of Arthur Andersen LLP

 23.3    Consent of O'Melveny & Myers LLP (included in Exhibit
         5.1)

 24.1    Power of Attorney (see signature page of the Company's
         Registration Statement filed on September 11th, 2000)

 27.1+   Financial Data Schedule...............................        (h)

---------------------
 + Previously filed with the Securities and Exchange Commission as set forth in the following table:

(a) Incorporated by reference to the like-numbered exhibit of the Company's Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on July 21, 1998.

(b) Incorporated by reference to the like-numbered exhibit of the Company's Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on January 11, 1999.

(c) Incorporated by reference to the like-numbered exhibit of the Company's Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on February 1, 1999.

(d) Incorporated by reference to Exhibit 99.1 of the Company's report on Form 8-K, as filed with the Securities and Exchange Commission on March 4, 1999.

(e) Incorporated by reference to the like-numbered exhibit of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on September 27, 1999.

(f) Incorporated by reference to Exhibit 1.1 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on February 1, 1999.

(g) Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2000, as filed with the Securities and Exchange Commission on May 12, 2000.

(h) Incorporated by reference to the like-numbered exhibit of the Company's Registration Statement on Form S-3 (Registration No. 333-45510), as filed with the Securities and Exchange Commission on September 11, 2000.

(i) Incorporated by reference to the like-numbered exhibit of the Company's report on Form 10-K, as filed with the Securities and Exchange Commission on September 18, 2000.

Item 17. Undertakings

   We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the Delaware General Corporation Law, our Restated Certificate of Incorporation and our Bylaws, the Underwriting Agreement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   We hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 4th day of October, 2000.

                                          CORINTHIAN COLLEGES, INC.

                                                   /s/ David G. Moore
                                          By: _________________________________
                                                       DAVID G. MOORE
                                               President and Chief Executive
                                                          Officer
                                               (Principal Executive Officer)

                                                   /s/ Dennis N. Beal
                                          By: _________________________________
                                                       DENNIS N. BEAL
                                          Executive Vice President and Chief
                                                      Financial Officer
                                           (Principal Financial and Accounting
                                                         Officer)

   Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

       /s/ David G. Moore            President, Chief Executive     October 4, 2000
____________________________________  Officer and Director
           DAVID G. MOORE

    /s/ Paul R. St. Pierre*          Executive Vice President and   October 4, 2000
____________________________________  Director
         PAUL R. ST. PIERRE

       /s/ Loyal Wilson*             Director                       October 4, 2000
____________________________________
            LOYAL WILSON

      /s/ Jack D. Massimino*         Director                       October 4, 2000
____________________________________
         JACK D. MASSIMINO

      /s/ Dr. Carol D'Amico*         Director                       October 4, 2000
____________________________________
         DR. CAROL D'AMICO

    /s/ Linda Arey Skladany*         Director                       October 4, 2000
____________________________________
        LINDA AREY SKLADANY

    /s/ Dennis N. Beal
*By: __________________________
        DENNIS N. BEAL
       Attorney in fact

                            CORINTHIAN COLLEGES, INC

                               INDEX TO EXHIBITS

 Exhibit                                                           Incorporation
 Number                   Description of Exhibit                     Reference
 -------                  ----------------------                   -------------
  1.1    Form of Underwriting Agreement

  3.3 +  Restated Certificate of Incorporation..................        (b)

  3.4 +  Bylaws of the Company incorporated by reference to
         Exhibit 3.3 of the Company's Registration Statement on
         Form S-1 (Registration No. 33-59505) as filed with the
         Securities and Exchange Commission on July 21, 1998

  4.9 +  Specimen Common Stock Certificate of the Company.......        (b)

  5.1    Opinion of O'Melveny & Myers LLP

 10.12+  Amended and Restated Registration Agreement dated
         October 17, 1996, by and between the Company, Primus
         Capital Fund III Limited Partnership, The Prudential
         Insurance Company of America, BancOne Capital Partners
         II, LLC, BancOne Capital Partners II, Limited
         Partnership, David G. Moore, Paul St. Pierre, Frank J.
         McCord, Dennis L. Devereux and Lloyd W. Holland........        (a)

 10.13+  First Amendment to the Amended and Restated
         Registration Agreement dated as of November 24, 1997,
         by and between the Company, Primus Capital Fund III
         Limited Partnership, BOCP II Limited Liability Company,
         BancOne Capital Partners II, LLC, David G. Moore, Paul
         St. Pierre, Frank J. McCord, Dennis L. Devereux, Lloyd
         W. Holland and The Prudential Insurance Company of
         America................................................        (a)

 10.14+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Dennis L. Devereux.....................................        (c)

 10.15+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Lloyd W. Holland.......................................        (c)

 10.16+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Frank J. McCord........................................        (c)

 10.17+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         David G. Moore.........................................        (c)

 10.18+  Amended and Restated Executive Stock Agreement, dated
         November 24, 1997, between Corinthian Schools, Inc. and
         Paul St. Pierre........................................        (c)

 10.35+  Rights Agreement dated October 17, 1996, between the
         Company, Corinthian Schools, Inc., Primus Capital Fund
         III Limited Partnership, BOCP II, Limited Liability
         Company, BancOne Capital Partners II, Limited
         Partnership and David G. Moore, Paul St. Pierre, Frank
         J. McCord, Dennis L. Devereux and Lloyd W. Holland.....        (a)

 10.36+  Amendment to the Rights Agreement, dated November 24,
         1997, by and between the Company, Primus Capital Fund
         III Limited Partnership, BOCP II Limited Liability
         Company, BancOne Capital Partners II, LLC, David G.
         Moore, Paul St. Pierre, Frank J. McCord, Dennis L.
         Devereux and Lloyd W. Holland..........................        (a)

 10.52+  1998 Performance Award Plan of the Company.............        (a)

 10.53+  Agreement Regarding Registration Rights and Amendment
         to Warrant dated as of January 7, 1999, by and among
         the Company, Primus Capital Fund III Limited
         Partnership, BancOne Capital Partners II, LLC and BOCP
         II, Limited Liability Company, The Prudential Insurance
         Company of America, David G. Moore, Paul St. Pierre,
         Frank J. McCord, Dennis L. Devereux and Lloyd W.
         Holland................................................        (c)

 10.54+  Amended and Restated Loan Agreement, dated February 1,
         2000 by and between Union Bank of California, N.A. and
         the Company............................................        (g)

 Exhibit                                                          Incorporation
 Number                  Description of Exhibit                     Reference
 -------                 ----------------------                   -------------
 10.55+  Promissory Note dated August 31, 1999, by David G.
         Moore in favor of the Company.........................        (e)

 10.56+  Pledge Agreement dated August 31, 1999, by and between
         David G. Moore and the Company........................        (e)

 10.57+  Asset Purchase Agreement, dated as of September 4,
         2000, by and among Corinthian Schools, Inc., Educorp,
         Inc. and Dr. Rashed B. Elyas and Ken Boyle............        (h)

 10.58+  Asset Purchase Agreement, dated as of September 10,
         2000 by and among Corinthian Schools, Inc., Computer
         Training Academy, Inc., and Sam Shirazi, Bahman Imani,
         Marilyn Emel, Mahammed Tahmasebi and Peter Tsuda......        (i)

 21.1 +  List of Subsidiaries..................................        (f)

 23.1    Consent of Arthur Andersen LLP

 23.3    Consent of O'Melveny & Myers LLP (included in Exhibit
         5.1)

 24.1    Power of Attorney (see signature page of the Company's
         Registration Statement filed on September 11th, 2000)

 27.1+   Financial Data Schedule...............................        (h)

---------------------
 + Previously filed with the Securities and Exchange Commission as set forth in the following table:

(a) Incorporated by reference to the like-numbered exhibit of the Company's Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on July 21, 1998.

(b) Incorporated by reference to the like-numbered exhibit of the Company's Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on January 11, 1999.

(c) Incorporated by reference to the like-numbered exhibit of the Company's Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on February 1, 1999.

(d) Incorporated by reference to Exhibit 99.1 of the Company's report on Form 8-K, as filed with the Securities and Exchange Commission on March 4, 1999.

(e) Incorporated by reference to the like-numbered exhibit of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on September 27, 1999.

(f) Incorporated by reference to Exhibit 1.1 of the Company's Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-59505), as filed with the Securities and Exchange Commission on February 1, 1999.

(g) Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 2000, as filed with the Securities and Exchange Commission on May 12, 2000.

(h) Incorporated by reference to the like-numbered exhibit of the Company's Registration Statement on Form S-3 (Registration No. 333-45510), as filed with the Securities and Exchange Commission on September 11, 2000.

(i) Incorporated by reference to the like-numbered exhibit of the Company's report on Form 10-K, as filed with the Securities and Exchange Commission on September 18, 2000.